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                                                                      EXHIBIT 99

                            [TECHTEAM(R) LETTERHEAD]

                                                                    NEWS RELEASE



                                                             NASDAQ/NM -- "TEAM"





FOR IMMEDIATE RELEASE, Wednesday, November 19, 2003

TECHTEAM GLOBAL SIGNS LETTER OF INTENT TO ACQUIRE
INFORMATION TECHNOLOGY SERVICES AND SOLUTIONS FIRM

POTENTIAL ACQUISITION WOULD GREATLY EXPAND TECHTEAM'S DATA SYSTEMS INTEGRATION BUSINESS SEGMENT AND EXPAND THE COMPANY'S NORTH AMERICAN PRESENCE


SOUTHFIELD, MICHIGAN, November 19, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that it has entered into a non-binding letter of intent to acquire all of the outstanding stock of a privately-held diversified information technology services and solutions company headquartered on the East Coast of the United States. The target company, founded in 1984, is an established provider of help desk, network infrastructure, information assurance, enterprise application, healthcare technology, systems integration, and hardware services and solutions to various governmental and commercial customers. The company has enjoyed long and substantial customer-supplier relationships with several branches of the U.S. government, most significantly the Department of Defense, through a General Services Administration Schedule Contract. The target company posted total revenues of approximately $19.0 million and net income of approximately $500,000 for its fiscal year ended September 30, 2003 (unaudited). With approximately 200 employees, the company conducts business in 47 of the 50 states in the U.S.

The letter of intent sets forth, among other things, a proposed purchase price of $6.3 million, with an additional sum of $2.5 million that could be potentially paid during the two years immediately following the acquisition, upon the attainment of specified operating income objectives and the satisfaction of various other conditions. The letter of intent also contemplates that the target company would have a positive working capital position of approximately $1.2 million at closing. TechTeam anticipates this acquisition, if consummated, would be immediately accretive to its earnings, generating after-tax income of between of $.07 and $.10 per fully-diluted share for the 2004 fiscal year. However, the Company provides no assurances regarding the potential acquisition, including its timing, consummation, or potential impact on the Company's results of operations.





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                            [TECHTEAM(R) LETTERHEAD]

                                                                    NEWS RELEASE


The consummation of the transaction is contingent upon several factors, including, but not limited to, the completion of due diligence satisfactory to TechTeam, the negotiation and execution of a stock purchase agreement and related agreements necessary to purchase the outstanding stock of the company, and the execution of employment and other agreements with certain shareholders and key employees. If all conditions precedent to closing are satisfied, the parties would expect the transaction to close within 60 days.

Commenting on this announcement, William F. Coyro, Jr., TechTeam's President and Chief Executive Officer, stated, "We are very excited about this potential acquisition and the immediate and significant expansion it could provide to TechTeam's presence in the rapidly growing data systems integration and IT solutions provisioning business. It would also provide TechTeam with an important entree to the federal and local government markets. The major expansion of our current systems integration business segment, which will occur as a result of this acquisition, will complement our established call center, help desk, and computer desk-side support service lines. This acquisition would be immediately accretive to TechTeam's earnings and help us continue to expand our market share and revenue growth from our core business groups."

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services, call 1-800-522-4451.





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                            [TECHTEAM(R) LETTERHEAD]

                                                                    NEWS RELEASE

SAFE HARBOR STATEMENT

The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential acquisition of a privately-held diversified IT services and solutions company, and the potential of impact of such acquisition if consummated on the Company, revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. There are no assurances that the potential acquisition contemplated in this release will be consummated, or, if consummated upon the terms or in the time frame set forth herein. After acquisition, there is significant risks associated with the Company's ability to successfully integrate acquisitions on a timely basis. Further, there can be no assurance, even if the transaction is consummated, that it would have the impact on the Company's financial condition and results of operation contemplated in this release. The factors that could affect the anticipated impact include but are not limited to the inability to retain government business or key employees of the target company. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.





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CONTACTS:

TECHTEAM GLOBAL, INC.                             TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                             David W. Morgan
President and Chief Executive Officer             Vice President, Treasurer, and
(248) 357-2866                                    Chief Financial Officer
wcoyro@techteam.com                               (248) 357-2866
                                                  dmorgan@techteam.com